Exhibit 15.2

Raymond Chabot Grant Thornton LLP Suite 2000 National Bank Tower 600 De La Gauchetière Street West Montréal, Quebec H3B 4L8 T 514-878-2691

Consent of Independent Registered

Public Accounting Firm

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (Nos. 333-273071, 333-269201, 333-265949 and 333-261320) of Iris Energy Limited of our report dated September 13, 2023, on the consolidated financial statements of Iris Energy Limited appearing in this Annual Report on Form 20-F for the year ended June 30, 2023, of Iris Energy Limited.

Yours very truly,

/s/ Raymond Chabot Grant Thornton LLP

Montreal, Quebec, Canada
September 13, 2023

Member of Grant Thornton International Ltd	rcgt.com